Exhibit 10.6

CENTENE CORPORATION

Stock Appreciation Right Agreement Granted Under

Amended and Restated 2003 Stock Incentive Plan

THIS AGREEMENT is entered into by Centene Corporation, a Delaware corporation (hereinafter the “Company”), and the undersigned employee of the Company (hereinafter the “Participant”).

WHEREAS, the Participant renders important services to the Company and acquires access to Confidential Information (as defined below) of the Company in connection with the Participant’s relationship with the Company; and

WHEREAS, the Company desires to align the long-term interests of its valued employees with those of the Company by providing the ownership interest granted herein and to prevent former employees whose interest may become adverse to the Company from maintaining an ownership interest in the Company;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of SAR.

This Agreement evidences the grant by the Company, on                     , 20     (the “Grant Date”) to the Participant, of a stock appreciation right (the “SAR”) exercisable, in whole or in part, with respect to a total of              shares (the “Shares”) of common stock, $.001 par value per share, of the Company (“Common Stock”) at a price of $             per share (the “Exercise Price”) pursuant to the Company’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”). Unless earlier terminated, the SAR shall expire at 5:00 p.m., St. Louis time, on                     , 200     (the “Final Exercise Date”).

2. Vesting.

Subject to Sections 3 and 4 of this Agreement, the SAR shall vest as to             % of the original number of Shares on the              anniversary of the Grant Date and as to an additional             % of the original number of Shares at the end of each successive              period following the first anniversary of the Grant Date until the              anniversary of the Grant Date. The right of exercise shall be cumulative so that to the extent the SAR is not exercised to the maximum extent permissible in any period, the SAR shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of (a) the Final Exercise Date and (b) the termination of the SAR under the Plan or Section 3 hereof.

3. Reorganization Event.

Upon the occurrence of a “Change in Control,” all of the Shares that (but for the application of this clause) are not vested at the time of the occurrence of such Change in Control event shall vest. A “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following clauses shall occur: (i) any Person (as defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such term is modified in sections 13(d) and 14(d) of the Exchange Act), excluding a group of persons including the Participant, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent or more of the combined voting power of the Company’s then-outstanding securities; (ii) individuals who, as of the Grant Date, constitute the Board of Directors of the Company (the “Incumbent Board”), cease for any reason to constitute a majority thereof (provided, however, that an individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the directors then comprising the Incumbent Board shall be included within the definition of Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual election contest (or such terms used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company); or (iii) the stockholders of the Company consummate a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

4. Exercise of SAR.

(a) Form of Exercise. Each election to exercise the SAR shall be in writing (substantially in the form attached hereto as EXHIBIT A), signed by the Participant, and received by the Company at its principal office or such other location designated by the Company, accompanied by this Agreement. The Participant may exercise the stock appreciation right with respect to less than the number of shares covered hereby, provided that no partial exercise of the SAR may be with respect to any fractional share or for fewer than ten whole shares.

(b) Receipt of Stock Upon Exercise. Upon exercise of the SAR, the Participant shall receive from the Company, with respect to each Share so exercised, an amount equal to the excess of the Fair Market Value (as described in the Plan) of a share of Common Stock on the date of exercise over the Exercise Price of one Share. Such amount shall be paid to the Participant in shares of Common Stock, based on the Fair Market Value of such shares on the date of exercise.

(c) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 4, the SAR may not be exercised unless the Participant, at the time the SAR is exercised, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive grants under the Plan (an “Eligible Participant”).

(d) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraph (e) or (f) below, the right to exercise the SAR shall terminate 30-days after such cessation (but in no event after the Final Exercise Date), provided that the SAR shall be exercisable only to the extent that the Participant was entitled to exercise the SAR on the date of such cessation.

(e) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (f) below, the SAR shall be exercisable, within the period of 90-days following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that the SAR shall be exercisable only to the extent that the SAR was exercisable by the Participant on the date of his or her death or disability, and further provided that the SAR shall not be exercisable after the Final Exercise Date.

(f) Discharge for Cause. The right of the Participant to exercise the SAR shall terminate (i) if the Participant is discharged by the Company for “cause” (as defined below) prior to the Final Exercise Date, then upon the effective date of such discharge or (ii) if the Participant violates any provision of this Agreement or any the non-competition or confidentiality provision of any employment contract, confidentiality and nondisclosure agreement, or other agreement between the Participant and the Company, then upon such violation. For these purposes, “cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

(g) Compliance Restrictions. The Company shall not be obligated to issue to the Participant the Shares upon the vesting of the SAR (or otherwise) unless (i) the Participant has complied with covenants set forth in Section 9 of this Agreement and (ii) the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including any applicable federal or state securities laws and the requirements of any stock exchange or quotation system upon which Common Stock may then be listed or quoted.

5. Restrictions on Transfer.

The SAR may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, the SAR shall be exercisable only by the Participant.

6. No Rights as Stockholder.

Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or shall have any rights or privileges of, a stockholder of the Company in respect of any Share issuable pursuant to the SAR granted hereunder until such Share has been delivered to the Participant.

7. Withholding Taxes.

No Shares will be issued pursuant to the exercise of the SAR unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of the SAR.

8. Provisions of the Plan.

The SAR is subject to the provisions of the Plan, a copy of which is being furnished to the Participant with this Agreement.

9. Participant’s Covenants.

For and in consideration of the delivery of this Agreement, the Participant agrees to the provisions of this Section 9.

(a) Confidential Information. As used in this Agreement, “Confidential Information” shall mean the Company’s trade secrets and other non-public proprietary information relating to the Company or the business of the Company, including information relating to financial statements, customer lists and identities, potential customers, customer contacts, employee skills and compensation, employee data, suppliers, acquisition targets, servicing methods, equipment, programs, strategies and information, analyses, marketing plans and strategies, profit margins, financial, promotional, marketing, training or operational information, and other information developed or used by the Company that is not known generally to the public or the industry. Confidential Information shall not include any information that is in the public domain or becomes known in the public domain through no wrongful act on the part of the Participant.

(b) Non-Disclosure. The Participant agrees that the Confidential Information is a valuable, special and unique asset of the Company’s business, that such Confidential Information is important to the Company and the effective operation of the Company’s business, and that during employment with the Company and at all times thereafter, the Participant shall not, directly or indirectly, disclose to any competitor or other person or entity (other than current employees of the Company) any Confidential Information that the Participant obtains while performing services for the Company, except as may be required in the Participant’s reasonable judgment to fulfill his duties hereunder or to comply with any applicable legal obligation.

(c) Non-Competition; Non-Solicitation.

(i) During the Participant’s employment with the Company and for the period of six months immediately after the termination of the Participant’s employment with the Company for any cause whatsoever, the Participant shall not invest in (other than in a publicly traded company with a maximum investment of no more than 1% of outstanding shares), counsel, advise, consult or be otherwise engaged or employed by any entity or enterprise (a “Competitor”) that competes with (A) the Company’s business of providing Medicaid managed care services, Medicaid-related services, and behavior health, nurse triage and pharmacy compliance specialty services or (B) any other business in which, after the Grant Date, the Company becomes engaged (or has taken substantial steps in which to become engaged) on or prior to the date of termination of the Participant’s employment, regarding which business the Participant has acquired confidential information, and regarding which business constitutes (or is expected to constitute if only then recently commenced) more than 5% of the annual gross revenues of the Company or, as conducted by such Competitor, more than 35% of the Competitor’s annual gross revenues.

(ii) During the Participant’s employment with the Company and for the period of twelve months immediately after the termination of the Participant’s employment with the Company for any cause whatsoever (the “Restricted Period”), the Participant will not, either directly or indirectly, either for himself or for any other person, firm, company or corporation, call upon, solicit, divert, or take away, or attempt to solicit, divert or take away any of the customers, prospective customers, business, vendors or suppliers of the Company that the Participant had dealings with, or responsibility for, or the Participant had access to, confidential information of such customers, vendors or suppliers.

(iii) The Participant shall not, at any time during the Restricted Period, without the prior written consent of the Company, (A) directly or indirectly, solicit, recruit or employ (whether as an employee, officer, director, agent, consultant or independent contractor) any person who was or is at any time during the previous six months an employee, representative, officer or director of the Company; or (B) take any action to encourage or induce any employee, representative, officer or director of the Company to cease their relationship with the Company for any reason.

(d) Enforcement. If any of the provisions or subparts of this Section 9 shall be held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions or subparts thereof shall nevertheless continue to be valid and enforceable according to their terms. Further, if any restriction contained in the provisions or subparts of this Section 9 is held to be overbroad or unreasonable as written, the parties agree that the applicable provision should be considered to be amended to reflect the maximum period, scope or geographical area deemed reasonable and enforceable by the court and enforced as amended.

(e) Remedy for Breach.

(i) Because the Participant’s services are unique and because the Participant has access to the Company’s Confidential Information, the parties agree that any breach or threatened breach of this Section 9 will cause irreparable harm to the Company and that money damages alone would be an inadequate remedy. The parties therefore agree that, in the event of any breach or threatened breach of this Section 9, and in addition to all other rights and remedies available to it, the Company may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief, without a bond, in order to enforce or prevent any violations of the provisions of this Section 9.

(ii) The Participant acknowledges and agrees that nothing contained herein shall be construed to be an excessive remedy to prohibit the Company from pursuing any other remedies available to it for such actual or threatened breach, including the recovery of money damages, proximately caused by the Participant’s breach of this Section 9.

(f) Survival. The provisions of this Section 9 shall survive and continue in full force in accordance with their terms notwithstanding any forfeiture, termination or expiration of this Agreement in accordance with its terms or any termination of the Participant’s employment for any reason (whether voluntary or involuntary).

10. Miscellaneous.

(a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(b) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5 of this Agreement.

(d) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after delivery to a United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this paragraph (d).

(e) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the SAR.

(f) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, is acting as counsel to the Company in connection with the transactions contemplated by the agreement, and is not acting as counsel for the Participant.

(g) Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.

(h) Deferral. Neither the Company nor the Participant may defer delivery of any Shares with respect to the unvested portion of the SAR except to the extent that such deferral complies with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

Dated: , 200	CENTENE CORPORATION

By:
Name:
Title:

[Name of Participant]

Address:

EXHIBIT A

NOTICE OF EXERCISE

Date:

Centene Corporation

Centene Place

7711 Carondelet Avenue

St. Louis, Missouri 63105

To Whom It May Concern:

I am the holder of a stock appreciation right agreement with respect to a total of              shares of common stock, $.001 par value per share, of Centene Corporation delivered on                     , 200     pursuant to the Centene Corporation Amended and Restated 2003 Stock Incentive Plan with an exercise price of $             per share. I hereby exercise my stock appreciation right under such agreement with respect to              shares of such common stock.

Very truly yours,

Name:

Address: